    As filed with the Securities and Exchange Commission on February 6, 1997

                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                             ---------------------

                       SANCHEZ COMPUTER ASSOCIATES, INC.
             (Exact name of registrant as specified in its charter)

         Pennsylvania                                   23-2161560
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

       40 Valley Stream Parkway
        Malvern, Pennsylvania                              19355
(Address of principal executive offices)                 (Zip Code)


                    1988 STOCK OPTION PLAN FOR KEY EMPLOYEES

                       SANCHEZ COMPUTER ASSOCIATES, INC.
               AMENDED AND RESTATED 1995 EQUITY COMPENSATION PLAN

                           (Full title of the plans)

                               MICHAEL A. SANCHEZ
                      Chairman and Chief Executive Officer
                       Sanchez Computer Associates, Inc.
                            40 Valley Stream Parkway
                               Malvern, PA  19355
                    (Name and address of agent for service)

                                 (610) 296-8877
         (Telephone number, including area code, of agent for service)

                            -----------------------

                         Copy of all communications to:
                            N. JEFFREY KLAUDER, Esq.
                          Morgan, Lewis & Bockius LLP
                             2000 One Logan Square
                            Philadelphia, PA  19103
                                 (215) 963-5000


                        CALCULATION OF REGISTRATION FEE
===============================================================================================
                                        Proposed maximum    Proposed maximum
 Title of securities    Amount to be     offering price        aggregate          Amount of
  to be registered       registered       per share (1)    offering price (1)  registration fee
-----------------------------------------------------------------------------------------------
Common Stock, $.01      2,055,533(2)         $8.50           $17,472,031           $6,025
 par value
===============================================================================================

(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of Common Stock on February 4, 1997, as reported on the Nasdaq National Market.
(2) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents, as filed by Sanchez Computer Associates, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement:

               (a) The final prospectus dated November 13, 1996 filed by the Registrant on November 13, 1996 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

               (b) The description of the Common Stock of the Registrant set forth in the Registrant's Registration Statement on Form 8-A filed by the Registrant on November 7, 1996 to register such securities under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         The consolidated balance sheets of the Registrant as of December 31, 1994 and 1995 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995 incorporated in this Registration Statement on Form S-8 by reference to the final prospectus dated November 13, 1996 constituting part of the Registrant's Registration Statement on Form S-1 (File No. 333-12863), as amended, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report contained therein. Such financial statements are, and audited annual financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Coopers & Lybrand L.L.P. pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL") provide that a business corporation may indemnify directors and officers against liabilities they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. The corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

          Section 1713 of the PBCL permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. The statute provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or responsibility under a criminal statute.

          Section 1746 of the PBCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

          Section 8.01 of the Company's Bylaws mandates indemnification of any director or officer who was or is a party to, or is threatened to be made a party to, or is called as a witness in connection with, any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action brought by or in the right of the Company, a class of its security holders or otherwise, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expenses incurred in connection with any such action. Indemnification is required and authorized except where the act or failure to act giving rise to the claim for indemnification is determined by a court in a final binding adjudication to have constituted willful misconduct or recklessness, or otherwise unlawful behavior.

          Section 8.03 of the Company's Bylaws mandates the advancement of expenses to any director or officer who incurred such expenses in defending any action or proceeding in advance of its final disposition provided that if required by the PBCL or other applicable law, the payment of such expenses be made only upon receipt of an undertaking by or on behalf of such person to repay such amount if it is determined that he is not entitled to indemnification.

          Reference is made to Section 9 of the Underwriting Agreement (Exhibit
1.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-12863)) which provides for indemnification among the Company and the Selling Stockholders and the Underwriters (as defined in such Underwriting Agreement).

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

          The following exhibits are filed as part of this Registration
Statement.

Exhibit
Number          Exhibit
------          -------

  5.1           Opinion of Morgan, Lewis & Bockius LLP

 10.1           1988 Stock Option Plan For Key Employees

 10.2 Sanchez Computer Associates, Inc. Amended and Restated 1995 Equity Compensation Plan (incorporated by reference to Exhibit
                10.1 of the Company's Registration Statement on Form S-1, File No. 333-12863, filed with the SEC on September 27, 1996).

 23.1           Consent of Coopers & Lybrand L.L.P.

 23.2 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto)




Item 9.   Undertakings.
          ------------

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do
               --------  -------
not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the

Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania, on February 6, 1997.

                                      SANCHEZ COMPUTER ASSOCIATES, INC.


                                      By:  /s/Michael A. Sanchez
                                         -------------------------------------
                                         Michael A. Sanchez
                                         Chairman and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



           Name                          Capacity                     Date
---------------------------  ---------------------------------  ----------------

/s/Michael A. Sanchez        Chairman and Chief Executive       February 6, 1997
---------------------------  Officer (principal executive
   Michael A. Sanchez        officer) and Director



/s/Joseph F. Waterman        Senior Vice President, Treasurer   February 6, 1997
---------------------------  and Chief Financial Officer
   Joseph F. Waterman        (principal financial and
                             accounting officer)


                                                                February 6, 1997
/s/Frank R. Sanchez          Director
---------------------------
 Frank R. Sanchez




/s/Lawrence Chimerine        Director                           February 6, 1997
---------------------------
   Lawrence Chimerine



/s/John D. Loewenberg        Director                           February 6, 1997
---------------------------
 John D. Loewenberg


/s/Ira M. Lubert             Director                           February 6, 1997
---------------------------
 Ira M. Lubert


/s/Thomas C. Lynch           Director                           February 6, 1997
---------------------------
   Thomas C. Lynch


/s/Warren V. Musser
---------------------------  Director                           February 6, 1997
   Warren V. Musser

                       SANCHEZ COMPUTER ASSOCIATES, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                 EXHIBIT INDEX
                                 -------------



Exhibit
Number          Exhibit
------          -------

 5.1            Opinion of Morgan, Lewis & Bockius LLP

10.1            1988 Stock Option Plan For Key Employees

10.2 Sanchez Computer Associates, Inc. Amended and Restated 1995 Equity Compensation Plan (incorporated by reference to Exhibit
                10.1 of the Company's Registration Statement on Form S-1, File No. 333-12863, filed with the SEC on September 27, 1996).

23.1            Consent of Coopers & Lybrand L.L.P.

23.2 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto)

                                       1